Exhibit 3.1

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REALOGY HOLDINGS CORP.
Realogy Holdings Corp. (the "Corporation"), a corporation organized and existing under the laws and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:
1.     The name of the Corporation is Realogy Holdings Corp.
2.     The Corporation was originally incorporated under the name Domus Holdings Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 14, 2006. The first Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 5, 2011 and the second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on October 12, 2012.
3.     This Third Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) which restates, integrates and further amends the Second Amended and Restated Certificate of Incorporation, as amended, in its entirety, has been duly adopted by the Board of Directors of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the DGCL.
4.     The Certificate of Incorporation of the Corporation, as amended hereby, shall, upon the effectiveness hereof, read in its entirety, as follows:
ARTICLE I
NAME
The name of the Corporation is:
Realogy Holdings Corp.
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the Corporation’s registered office in the State of Delaware is c/o Corporate Creations Network Inc., 3411 Silverside Road, Rodney Building #104, in the City of

Wilmington, County of New Castle, State of Delaware 19810. The name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.
ARTICLE III
PURPOSE
The purpose of the Corporation shall be to engage in any lawful act and activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware (the “DGCL”), as the same may be amended and supplemented.
ARTICLE IV
CAPITAL STOCK
Section 1. Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 450,000,000 shares, of which 400,000,000 shares shall be common stock, $0.01 par value ("Common Stock"), and 50,000,000 shares shall be preferred stock, $0.01 par value ("Preferred Stock").
Section 2. Common Stock. Except as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, subject to the same qualifications, limitations and restrictions. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.
(a)    Voting Rights. Except as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting.
(b)    Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of Common Stock shall be entitled to receive, as, if and when declared by the Board of Directors of the Corporation (the "Board") out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board in advance of payment of each particular dividend.
(c)    No Preemptive or Subscription Rights. No holder of Common Stock shall be entitled to preemptive or subscription rights.
(d)    Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment of any liabilities and accrued but unpaid dividends and any liquidation preferences on any outstanding Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.
Section 3. Preferred Stock. The Board is authorized to provide for the issuance from time to time of shares of Preferred Stock in one or more series by filing a certificate of the voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, (a "Preferred Stock Certificate of Designation") pursuant to the applicable provisions of the DGCL, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board (as such resolutions may be amended by a resolution or resolutions subsequently adopted by the Board), and as are not stated and expressed in this Amended and Restated Certificate of Incorporation, including, but not limited to, determination of any of the following:
(a)    the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except to the extent otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board;
(b)    the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative and, if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes of stock;
(c)    the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;
(d)    whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(e)    the amounts payable on, and the preferences, if any, of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(f)    whether or not the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(g)    whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
(h)    whether or not the shares of the series will have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights; and
(i)    any other terms of the shares of the series.
ARTICLE V
DIRECTORS
Section 1. General Powers. Except as otherwise provided by applicable law or this Amended and Restated Certificate of Incorporation, in each case as the same may be amended and supplemented, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 2. Number of Directors. The number of directors that shall constitute the whole Board shall be as determined from time to time by a majority of the Board, provided that in no event shall the total number of directors constituting the entire Board be less than three (3) nor more than fifteen (15). Election of directors need not be by written ballot.
Section 3. Classes of Directors; Term of Office. Until the Corporation’s 2017 annual meeting of stockholders and subject to the succeeding provisions of this Section 3 and Sections 6 and 7 of this Article V, the Board shall be and is divided into three classes, designated: Class I, Class II and Class III. No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of stockholders prior to the 2015 annual meeting, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal. At each annual meeting of stockholders commencing with the 2015 annual meeting of stockholders, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term expiring at the next annual meeting of stockholders; provided, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal. Any director elected prior to the 2015 annual meeting, subject to such director’s earlier death, resignation or removal, shall hold office for the term to which such director has been elected, such that the term for the class of directors elected at the 2012 annual meeting shall expire at the 2015 annual meeting; the term for the class of directors elected at the 2013 annual meeting shall expire at the 2016 annual meeting; and the term for the class of directors elected at the 2014 annual meeting shall expire at the 2017 annual meeting. Commencing with the 2017 annual meeting of stockholders, the classification of the Board of Directors shall terminate.
Section 4. Quorum. Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the Bylaws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.
Section 5. Manner of Acting. Every act or decision done or made by the majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board, unless the act of a greater number is required by law, this Amended and Restated Certificate of Incorporation or the Bylaws, in each case as the same may be amended and supplemented.
Section 6. Vacancies. Any vacancy or newly created directorships in the Board, however occurring, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as otherwise provided by law, and shall not be filled by the stockholders of the Corporation. A director elected to fill a vacancy shall hold office (a) if appointed prior to the 2017 annual meeting of stockholders, for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the 2017 annual meeting of stockholders, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director’s successor shall have been elected and shall qualify, subject to such director's earlier death, resignation or removal.
If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors.
Section 7. Removal and Resignation of Directors. Any or all of the directors of the Corporation then serving in a class that expires at the third annual meeting of stockholders following the election of such class may be removed from office at any time only for cause and all other directors may be removed from office at any time with or without cause, provided that in either case, removal shall require the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors. A director may resign at any time by filing his written resignation with the secretary of the Corporation.
Section 8. Voting Rights of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article unless expressly provided by such terms.

ARTICLE VI
POWERS OF THE BOARD OF DIRECTORS
In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by statute, the Board is expressly authorized to:
(a)    make, alter, amend or repeal the Bylaws, without any action on the part of the stockholders of the Corporation and subject to any limitations that may be contained in such Bylaws, but any Bylaws adopted by the Board may be amended, modified or repealed by the stockholders entitled to vote thereon; and
(b)    from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Amended and Restated Certificate of Incorporation or in any Preferred Stock Certificate of Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.
ARTICLE VII
ACTION BY WRITTEN CONSENT
Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent or consents in writing by stockholders.
ARTICLE VIII
SPECIAL MEETINGS
Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or a majority of the members of the Board pursuant to a resolution approved by the Board, and special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
ARTICLE IX
LIMITED LIABILITY
To the extent permitted by the DGCL, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (or any successor provision thereto), or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or amendment or modification of this Article IX by the stockholders of the Corporation or by changes in applicable law, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
ARTICLE X
INDEMNIFICATION
(a)    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Amended and Restated Certificate of Incorporation is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article X shall include the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the "undertaking") by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such director or officer is not entitled to be indemnified for such expenses under this Article X or otherwise. The rights conferred upon indemnitees in this Article X shall be contract rights between the Corporation and each indemnitee to whom such rights are extended that vest at the commencement of such person's service to or at the request of the Corporation and all such rights shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the indemnitee's heirs, executors and administrators.
(b)    To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows if there is a dispute between the Corporation and the claimant with respect to the claimant’s rights to indemnification hereunder: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), (B) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (C) if a quorum of Disinterested Directors so directs, by a majority of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change in Control" as defined in award agreement to the Realogy Holdings Corp. 2012 Long-Term Incentive Plan in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

(c)    If a claim under paragraph (a) of this Article X is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to paragraph (b) of this Article X has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)    If a determination shall have been made pursuant to paragraph (b) of this Article X that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Article X.
(e)    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.
(f)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X: (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person's service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article X that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not, without the written consent of the indemnitee, in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
(g)    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (h) of this Article X, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.
(h)    The Corporation may, to the extent authorized from time to time by the Board or the Chief Executive Officer, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.
(i)    If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(j)    For purposes of this Article X:
(i)    "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(ii)    "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article X.
(k)    Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XI
SECTION 203 OF THE DGCL
The Corporation elects not to be governed by Section 203 of the DGCL.
ARTICLE XII
AMENDMENT
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.
Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 75% in voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to modify, amend or repeal, this Amended and Restated Certificate of Incorporation.
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The Bylaws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 75% of the total number of shares of Common Stock outstanding.
ARTICLE XIII
SEVERABILITY
If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XIV
FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in any share of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article XIV.
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IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be duly executed this 2nd day of May, 2014.
REALOGY HOLDINGS CORP.

By: /s/ Anthony E. Hull
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page – Amended and Restated Charter]